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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 West Hillsboro Blvd. Building 3, Suite 207 Deerfield Beach, FL	33441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 973-2133

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On September 19, 2011, Mark Klok resigned as the Company’s Chief Executive Officer of Alto Group Holdings, Inc. (the "Company"). Mr. Klok was appointed as the CEO of the Company on November 9, 2009.

Also on September 19, 2011, the Company appointed Randall Appel as its Chief Executive Officer. A summary of Mr. Appel’s business experience and background is as follows:

Randall Appel. Mr. Appel, age 65, is the Company’s Chief Executive Officer, being appointed in such capacities on September 19, 2011. Prior to this appointment, beginning in June 2011, he was the Company’s Chief Marketing Officer. Mr. Appel has an extensive background in the financial markets having been President and CEO of a financial consulting firm for nineteen years. He has been instrumental in raising start-up capital for an Oil & Gas Company that is now listed on the NASDAQ stock exchange. Additionally, he founded and funded a communications company which was later sold to a much larger communications company in the United Kingdom. Mr. Appel has also been the President and CEO of Presidential Debt Solutions, a Florida-based financial services firm since June, 2008. From December 2003 to July 2006, Mr. Appel was the President and CEO of Latin Television, Inc., a television network targeted at third-generation Hispanics in the United States. He holds a Bachelor of Science in Business Administration from the University of Missouri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: September 19, 2011	By:	/s/ Randall Appel
Randall Appel Chief Executive Officer